UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

XBIOTECH INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, Texas	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On January 3, 2024, XBiotech Inc. (“XBiotech” or the “Company”) entered into a Convertible Loan Agreement (the “Loan”) with John Simard, the Company’s Founder, President, Chief Executive Officer and Chairman. The Loan provides $10 million in immediate funding for the construction of a new, state-of-the-art research and development facility at 5217 Winnebago Lane in Austin, Texas. The Loan is secured by the real estate and cash holdings of the Company, with interest to accrue at a simple rate equal to eight percent per year and interest-only payments to be made at six-month intervals after the Loan is funded. At Mr. Simard’s election, the balance may be converted to XBiotech stock at any time the Loan balance is outstanding at a fixed conversion price equal to the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement, which is $4.048 per share. The conversion feature is subject to a cap limiting the number of shares that could be converted under the Agreement based on Mr. Simard’s total stock ownership in the Company at the time of conversion. The Loan also allows Mr. Simard to obtain immediate cash repayment of the Loan balance at his election one year after the loan is funded or upon certain other conditions set forth in the Loan. The Loan was negotiated, evaluated, and approved on behalf of the Company by a committee of independent and disinterested directors.

The foregoing description of the Loan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.         Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.         Other Events.

The information in Item 1.01 above is incorporated by reference into this Item 8.01. On January 4, 2024, the Company issued a press release pertaining to the Loan A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit No.	Description of Exhibit

4.1	Convertible Loan Agreement
99.1	Press Release dated January 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in Item 1.01 above is incorporated by reference into this Item 8.01. On January 4, 2024, the Company issue a press release pertaining to the Loan A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XBIOTECH INC.

Date: January 4, 2024	By:	/s/John Simard
John Simard
Chief Executive Officer and President